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                                   EXHIBIT 11.1

                           DUNN COMPUTER CORPORATION

               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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                                                                                               OCTOBER 31,
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                                                                                            1997          1996
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Earnings per share:
Number of Common and Common equivalent shares outstanding.............................     5,150,000     4,000,000
Common equivalent shares from options issued during the twelve month period
  prior to the filing of the SB-2 (using the treasury stock method)...................         --           50,150
Common Stock options (using the treasury stock method, assuming limitation of
  20% of outstanding common stock)....................................................       827,000         --
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Total.................................................................................     5,977,000     4,050,150
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Net income............................................................................  $  1,322,300  $  1,239,164
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Interest income from investing excess cash funds......................................       145,876         --
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Adjusted net income...................................................................  $  1,468,176  $  1,239,164
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Earnings per share....................................................................  $       0.25  $       0.31
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